EXHIBIT 5.1

(214) 969-1700

                                  May 31, 2000

Brigham Exploration Company
6300 Bridge Point Parkway
Building 2, Suite 500
Austin, Texas 78730

Re: BRIGHAM EXPLORATION COMPANY; FORM S-3 REGISTRATION STATEMENT

Gentlemen:

        We have acted as counsel for Brigham Exploration Company (the "Company"), in connection with the preparation of its Registration Statement on Form S-3, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), covering the proposed sale of up to 2,272,144 outstanding shares (the "Shares") of Common Stock, par value $.01 per share, of the Company and up to 1,406,504 shares (the "Warrant Shares") of Common Stock of the Company issuable upon exercise of warrants (the "Warrants") held by such selling stockholders by the selling stockholders named therein (the "selling stockholders"). The Shares and Warrant Shares are proposed to be sold by the selling stockholders in the manner set forth in the prospectus constituting Part I of the Registration Statement under the caption "Plan of Distribution."

        In connection with the foregoing, we have examined the originals or copies, certified or otherwise authenticated to our satisfaction, of such corporate records of the Company, certificates of public officials and other instruments and documents as we have deemed necessary to require as a basis for the opinion hereinafter expressed. As to questions of fact material to such opinion, we have, where relevant facts are not independently established, relied upon statements of officers of the Company.

        On the basis of the foregoing and in reliance thereon, we advise you that in our opinion (1) the Shares to be sold by the selling stockholders pursuant to the Registration Statement have been duly and validly authorized by the Company and, when sold by the selling stockholders as described in the Registration Statement, will be legally issued, fully paid and nonassessable, and (2) the Warrant Shares to be sold by the selling stockholders pursuant to the Registration Statement have been duly and validly authorized by the Company and, when issued upon valid exercise of the Warrants and sold by the selling stockholders as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 of the Registration Statement and to the reference to us in the prospectus under the caption "Legal Matters." In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

                                            Respectfully submitted,

                                            THOMPSON & KNIGHT L.L.P.